SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C.  20549

                          FORM 8-K

                       CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934


 Date of Report (Date earliest event reported) December 18,
                            1996


Commission   Registrant, State of Incorporation,   I.R.S. Employer
File Number  Address and Telephone Number          Identification No.

1-11299      ENTERGY CORPORATION                   72-1229752
             (a Delaware corporation)
             639 Loyola Avenue
             New Orleans, Louisiana  70113
             Telephone (504) 529-5262


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                 Item 5.   Other Information

                          Entergy Corporation


      Entergy Corporation has announced a formal cash offer

totaling US$2.1 billion to acquire London Electricity plc,

the regional electric company serving approximately two

million customers within the London, England area.  The

offer was announced by Entergy Power U.K. plc, a subsidiary

of Entergy Corporation.

     London Electricity's board of directors has unanimously

recommended the offer to shareholders.  The offer must now

be approved by the appropriate U.K. authorities.  If no

obstacles impede the approval process, the acquisition could be completed as early as March 1, 1997.

       The $2.1 billion purchase price, which values London

Electricity shares at 705 pence per share, is based upon an

exchange rate of US $1.66 per pound.  The cash purchase

price will be financed by approximately $1.7 billion of bank financing, which will be non-recourse to Entergy

Corporation, in addition to $400 million of equity from

Entergy Corporation and its subsidiary, Entergy Power

International Development Corporation.

        London Electricity's nearly two million customers

reside within its approximately 450-square-mile service area in greater London, a city of some six million inhabitants.

        The utility has approximately 4,400 employees.

Earlier this month, London Electricity released interim

results for the six months ended September 30, 1996.  Among

the figures were gross revenues approximately of US $1

billion and net income of US$90.6 million.

                          SIGNATURE

     Pursuant to the requirements of the Securities Exchange
Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              ENTERGY CORPORATION



                              By:  /s/Louis E. Buck, Jr
                                   Louis E. Buck, Jr.





Dated:  December 18, 1996